WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                   EXHIBIT 27


FINANCIAL DATA SCHEDULE

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE BALANCE SHEET AND STATEMENT OF OPERATIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS



ITEM NUMBER                ITEM DESCRIPTION                                               AT JUNE 30, 1996
- -----------                ----------------                                               ----------------

5-02(1)                    Cash and cash items                                                $148,344,000
5-02(2)                    Marketable securities                                              $ 25,268,000
5-02(3)(a)(1)              Notes and accounts receivable - trade                              $  2,620,000
5-02(4)                    Allowances for doubtful accounts                                   $          -
5-02(6)                    Inventory                                                          $  8,663,000
5-02(9)                    Total current assets                                               $185,360,000
5-02(13)                   Property, plant and equipment                                      $  3,588,000
5-02(14)                   Accumulated depreciation                                           $ (1,951,000)
5-02(18)                   Total assets                                                       $188,016,000
5-02(21)                   Total current liabilities                                          $ 17,801,000
5-02(22)                   Bonds, mortgages and similar debt                                  $          -
5-02(28)                   Preferred stock - mandatory redemption                             $          -
5-02(29)                   Preferred stock - no mandatory redemption                          $  3,500,000
5-02(30)                   Common Stock                                                       $     41,000
5-02(31)                   Other stockholders' equity*                                        $146,493,000
5-02(32)                   Total liabilities and stockholders' equity                         $188,016,000




- ---------------------------

* Additional paid - in capital - $246,603,000
   Accumulated Deficit - $ (100,110,000)

                                                                                         Nine Months
ITEM NUMBER                ITEM DESCRIPTION                                            ENDED JUNE 30, 1996
- -----------                ----------------                                            -------------------

5-03(b)1(a)                Net sales of tangible products                                $       1,167,000
5-03(b)1                   Total revenues                                                $      10,772,000
5-03(b)2(a)                Cost of tangible goods sold                                                   -
5-03(b)2                   Total costs and expense applicable to                         $         727,000
                             sales and revenues                                          $         727,000
5-03(b)3                   Other costs and expenses                                      $             -0-
5-03(b)5                   Provision for doubtful accounts and notes                     $               -
5-03(b)(8)                 Interest and amortization of debt discount                    $         238,000
5-03(b)(10)                Income before taxes and other items                           $     (21,220,000)
5-03(b)(11)                Income tax expense                                            $               -
5-03(b)(14)                Income/loss continuing operations                             $     (21,220,000)
5-03(b)(15)                Discontinued operations                                       $               -
5-03(b)(17)                Extraordinary items                                           $               -
5-03(b)(18)                Cumulative effect - changes in accounting
                             principles                                                  $               -
5-03(b)(19)                Net income or loss                                            $     (21,220,000)
5-03(b)(20)                Earnings (loss) per share - primary                           $            (.60)
5-03(b)(20)                Earnings per share - fully diluted                                           N/A






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